UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2006

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

 Item 7.01 Regulation FD Disclosure

Puget Sound Energy, Inc. (PSE) today announced that it has entered into an agreement to purchase the 277- megawatt (MW) Goldendale Energy Center (Goldendale) operating in south-central Washington from Calpine Corporation (Calpine) for $100 million to help serve PSE’s steadily growing customer needs in the vibrant Puget Sound region. Calpine will submit the agreement to the U.S. Bankruptcy Court, Southern District of New York, which is administering Calpine’s bankruptcy proceedings. The transaction is subject to bankruptcy court approval, following an auction under bidding procedures ordered by the court, and to approval by the Federal Energy Regulatory Commission. The parties expect the transaction to close by March 2007. A press release announcing the transaction is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibits
99.1	Press Release Announcing Purchase of Goldendale Energy Center from Calpine Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: November 3, 2006	James W. Eldredge Vice President, Corporate Secretary and Chief Accounting Officer